UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2009 (July 17, 2009)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

Under an Asset Purchase Agreement dated July 17, 2009 (the “Agreement”), INX Inc. (the “Company”) purchased the operations and certain assets, and assumed specified liabilities of AdvancedNetworX, Inc. (“AdvancedNetworX”).  AdvancedNetworX, a Raleigh, North Carolina-based network consulting organization founded in September 2007, generated revenue of approximately $1.6 million for the 12 months ended June 30, 2009. The acquisition will initially add twelve employees and will create a presence for INX in the Mid Atlantic region.  The Company completed the acquisition simultaneously with the execution of the Agreement. Neither AdvancedNetworX nor any shareholder of AdvancedNetworX has any prior affiliation with the Company. The Agreement contains customary representations and warranties and requires AdvancedNetworX and the Shareholders to indemnify the Company for certain liabilities arising under the Agreement, subject to certain limitations and conditions.

The consideration paid at closing pursuant to the Agreement was (a) $385,000 in cash and (b) 2,000 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which were held by the Company under holdback provisions defined in the Agreement.  The number of Common Stock shares issued was determined by dividing $10,000 by $5.00 per share.

Additional purchase consideration is payable based on AdvancedNetworX’s branch office operating income contribution during each of the one-year periods ending July 31, 2010, July 31, 2011, and July 31, 2012.  The Agreement specifies the computation of additional purchase consideration earned including a minimum of zero and a maximum of $700,000 for each of the one-year periods ending July 31, 2010, July 31, 2011, and July 31, 2012.  At the Company’s option, up to 60% of such additional purchase price may be paid in the form of Common Stock.

The Agreement and press release are filed as exhibits hereto and are incorporated by reference. The descriptions of the Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of such Agreement.

Item 2.01                     Completion of Acquisition or Disposition of Assets

The information required by this item is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Securities

Pursuant to Item 3.02 of Form 8-K, the Company is required to file a Current Report on Form 8-K to report particular information related to sales of unregistered shares of its Common Stock, if the aggregate number of such shares of Common Stock sold since the filing of the Company’s last Current Report on Form 8-K or the Company’s last periodic report, whichever is more recent, is equal to or greater than 1% of its outstanding shares of Common Stock.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of 2,000 shares of Common Stock and the additional issuances of Common Stock to be made pursuant to the Agreement is incorporated into this Item 3.02 in its entirety. The Company is relying on the exemptions from registration provided pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 7.01                      Regulation FD Disclosure.

On July 20, 2009, the registrant issued a press release announcing the asset purchase of AdvancedNetworX. The press release is furnished as Exhibit 99.1 to this Current Report and is hereby incorporated by reference in this Item 7.01.

The press release is furnished as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description
10.1
Asset Purchase Agreement by and among INX Inc., AdvancedNetworX, Inc., Mark Alexander, Robert Roesch, Gary Clevenger, Deborah Shaw, Sherri McEvoy, Kevin Jones, Robert Timm, and Larry Blackwood dated July 17, 2009

99.1	Press Release issued July 20, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.
Date: July 20, 2009	By: /s/ Brian Fontana Brian Fontana Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Asset Purchase Agreement by and among INX Inc., AdvancedNetworX, Inc., Mark Alexander, Robert Roesch, Gary Clevenger, Deborah Shaw, Sherri McEvoy, Kevin Jones, Robert Timm, and Larry Blackwood dated July 17, 2009

99.1	Press Release issued July 20, 2009